UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3314374
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor	94104
San Francisco, California	(Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-113903

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of Design Within Reach, Inc., a Delaware corporation (the “Company”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of the Company’s Registration Statement on Form S-1 (File No. 333-113903) initially filed with the Securities and Exchange Commission on March 24, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number		Exhibit Title

3.01	(1)	Form of Amended and Restated Certificate of Incorporation

3.02	(1)	Form of Amended and Restated Bylaws

4.01	(1)	Form of Common Stock Certificate

4.02	(1)	Warrant, dated October 2, 1998, issued to JH Partners, LLC, formerly known as Jesse.Hansen&Co.

4.03	(1)	Investors’ Rights Agreement, dated May 12, 2000, by and among Design Within Reach, Inc. and the investors named therein

4.04	(1)	Amendment to Investors’ Rights Agreement, dated May 8, 2003, by and among Design Within Reach, Inc. and the investors named therein

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-113903).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 21, 2004	DESIGN WITHIN REACH, INC.

	By:	/s/ Wayne Badovinus
	Name:	Wayne Badovinus
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number		Exhibit Title

3.01	(1)	Form of Amended and Restated Certificate of Incorporation

3.02	(1)	Form of Amended and Restated Bylaws

4.01	(1)	Form of Common Stock Certificate

4.02	(1)	Warrant, dated October 2, 1998, issued to JH Partners, LLC, formerly known as Jesse.Hansen&Co.

4.03	(1)	Investors’ Rights Agreement, dated May 12, 2000, by and among Design Within Reach, Inc. and the investors named therein

4.04	(1)	Amendment to Investors’ Rights Agreement, dated May 8, 2003, by and among Design Within Reach, Inc. and the investors named therein

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-113903).